Exhibit 10.1

ASSIGNMENT, ASSUMPTION AND CONSENT

THIS ASSIGNMENT, ASSUMPTION AND CONSENT (this “Assignment Agreement”) is made as of July 24, 2007, by and between L’ETAT FRANCAIS, as represented by the Consulate General of France, Los Angeles, California (“Assignor”) and COUGAR BIOTECHNOLOGY, INC., a Delaware corporation (“Assignee”), with references to the following facts:

A. LASALLE/ONE WESTWOOD LIMITED PARTNERSHIP, an Illinois limited partnership (“LaSalle”), pursuant to the provisions of that certain Office Space Lease dated September 29, 1989 (the “Original Lease”), as amended by that certain First Amendment to Lease dated July 28, 1994 (the “First Amendment”) and that certain Second Amendment to Office Lease dated November 19, 1999 (the “Second Amendment”), leased to Assignor, and Assignor leased from LaSalle, space in the property located at 10990 Wilshire Boulevard, Los Angeles, California 90024 (the “Building”), commonly known as Suite 300 (the “Premises”);

B. DOUGLAS EMMETT 1997, LLC, a Delaware limited liability company (“Landlord”), subsequently acquired all of LaSalle’s interest, right and title in and to the real property and Building in which the Premises are located, becoming successor-in-interest to LaSalle and Landlord under the Lease;

C. The Original Lease, the First Amendment and the Second Amendment are collectively referred to herein as the “Lease.” All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease;

D. In accordance with Article XX of the Original Lease, subject to the consent of Landlord, Assignor has agreed to assign and transfer all of Assignor’s right, title and interest in and under the Lease, and Assignee has agreed to accept and assume such assignment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth hereinbelow, Assignor and Assignee hereby agree as follows:

1. Assignment of Lease. This Assignment Agreement shall be effective as of September 1, 2007 (the “Effective Date”), subject to the conditions set forth in this Assignment Agreement. This Assignment Agreement is made pursuant to the provisions of Article XX of the Original Lease and in connection therewith, Assignor:

a) Agrees that the effectiveness of this Assignment Agreement is subject to the consent of Landlord, which consent is predicated upon satisfaction of the conditions set forth in Section 3 hereinbelow.

b) Agrees that Assignor shall continue to remain personally liable for the payment of all amounts payable by Assignor and the performance of all obligations of Assignor pursuant to the Lease, accrued through the Effective Date.

c) Warrants that, as of the Effective Date, there will be no uncured default on the part of Assignor pursuant to the Lease; and agrees to indemnify and defend Assignee against any claims arising out of such a claimed default.

d) Acknowledges that Assignor has read the disclaimer set forth in Section 4 and the general provisions set forth in Section 5 hereinbelow and executes this Assignment Agreement with full knowledge and acceptance of such sections, both of which are incorporated herein.

2. Assumption Of Lease. Assignee hereby accepts, as of the Effective Date, all of Assignor’s right, title and interest as well as assumes all of Assignor’s obligations, liabilities, duties and responsibilities in, under and to the Lease and agrees to abide by all of the terms, provisions, covenants and conditions of the Lease, including but not limited to those providing for the payment of rent, additional rent and other charges. Assignee acknowledges and agrees that:

a) It has inspected the Premises and the Building and has received and read a copy of the Lease and is assuming the obligations of Assignor as “Tenant” under the Lease based upon its own independent investigation and not upon any statements or representations made by or on behalf of Landlord.

b) In connection with this transaction, no person has had any authority to make any representations on behalf of Landlord concerning the Premises and/or the Building and such representations, if any, have not been relied upon by Assignee.

c) The effectiveness of this Assignment Agreement is subject to the consent of Landlord, which consent is predicated upon satisfaction of the conditions set forth in Section 3 hereinbelow.

d) There may be no further assignment or transfer of the Lease or subletting of the Premises, or any portion thereof, except in conformance with the terms of Article XX of the Original Lease (including, without limitation, Landlord’s prior written consent).

e) There may be no change in the use of the Premises and no remodeling of or alterations to the Premises without, in each instance, the prior written consent of Landlord and in conformance with the terms of the Lease.

f) Assignee’s use of the Premises shall not conflict with other exclusive use provisions in current leases (or with exclusive use provisions in future leases, which do not, when made, conflict with Assignee’s actual and specifically permitted use of the Premises).

One Westwood / L’ctat Francais / ST / July 24, 2007

ASSIGNMENT, ASSUMPTION AND CONSENT (continued)

g) If Assignee defaults in payment or performance of any of its obligations accruing after the Effective Date, Assignee shall indemnify and hold Assignor harmless against any liability therefor and shall promptly reimburse Assignor for all amounts paid by Assignor to cure any such default, together with interest thereon at the rate specified in the Lease from date of expenditure to date of repayment.

h) Assignee has read the disclaimer set forth in Section 4 and the general provisions set forth in Section 5 hereinbelow and executes this Assignment Agreement with full knowledge and acceptance of such sections, both of which are incorporated herein.

3. Consent to Assignment. Contingent upon Assignor’s and Assignee’s acceptance of the requirements contained herein, Landlord hereby consents to the foregoing assignment in accordance with the provisions of Article XX of the Original Lease. Said consent is subject to Assignor and Assignee acknowledging and agreeing that:

a) The foregoing consent is not a waiver of Landlord’s right to consent to or impose restrictions upon any future assignment or subletting.

b) Nothing contained herein shall be deemed or construed to relieve Assignor of any of its obligations under the Lease, accrued through the Effective Date.

c) Landlord now holds a security deposit pursuant to the Lease of $24,878.80, which sum shall be returned in accordance with the terms of the Lease to Assignor by Landlord after the Effective Date. Notwithstanding the foregoing, concurrent with Assignee’s execution and delivery of this Assignment Agreement to Landlord, Assignee shall deposit the sum of $24,878.80, which amount shall be held by Landlord as a security deposit pursuant to the terms of the Lease.

d) The foregoing consent does not include a consent to the transfer of any renewal, extension or expansion rights, or any other special privileges or rights granted pursuant to the Lease, and all such rights and privileges shall terminate upon the Effective Date,

e) Concurrently with the execution of this Assignment Agreement, Assignee shall deliver the Letter of Credit (as hereinafter defined) to Landlord, subject to the terms of Section 6 hereinbelow.

This consent shall become effective only upon the execution of a copy of this Assignment Agreement by each other party hereto and delivery of such fully executed copy to Landlord.

4. Disclaimer. Assignor and Assignee each acknowledge that the Lease, as currently amended, provides for payment of Tenant’s Building Expense Percentage of Operating Expenses (as that term is defined in the Lease) periodically on an estimated basis with adjustment to actual amounts due as specified in the Lease. Notwithstanding any estimate or allocation of such amounts provided by Landlord to Assignor and Assignee to facilitate the transfer provided for herein, Assignor and Assignee understand and acknowledge that (i) any such estimate or allocation is only an estimate by Landlord and is not intended as and shall not be construed as a limitation or ceiling upon the actual amounts which may be due, (ii) as respects Landlord, Assignee shall be solely responsible for any additional amounts of Tenant’s Building Expense Percentage of Operating Expenses due to Landlord by virtue of such adjustments and shall be solely entitled to any refunds or credits resulting from such adjustments, and (iii) any proration of any such amounts between Assignor and Assignee shall be strictly between them, and Landlord need not be concerned therewith.

5. General Provisions,

a) If any party hereto commences any action against any other party hereto arising out of or in connection with this Assignment Agreement, or the Lease, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorneys’ fees as determined by the court as well as costs of suit,

b) Any notice, demand, request, consent, approval or communication that any party hereto desires or is required to give to any other party or parties hereto shall be in writing and either served personally or sent by prepaid, first class mail properly addressed and deposited in the State of California to the address appearing below the signatures of each party hereto. Notice shall be deemed communicated three business days after the time of mailing if mailed as provided in this paragraph.

c) Assignor and Assignee agree that Landlord has no liability for any fees or commissions to any real estate broker or agent in connection with the assignment and assumption of the Lease. All such fees and commissions shall be the responsibility of Assignor and Assignee.

d) This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest.

e) In the event of any conflict between the terms of this Assignment Agreement and the terms of the Lease, the terms of the Lease shall control.

f) In connection with the within assignment, and to defray the costs of processing such assignment, Assignor shall pay to Douglas Emmett Management, LLC, upon Landlord’s execution of this Assignment Agreement, a processing fee of $1,000.00.

One Westwood / L’ctat Francais / ST / July 24, 2007

ASSIGNMENT, ASSUMPTION AND CONSENT (continued)

6. Letter of Credit. Concurrently with the execution of this Assignment Agreement, Assignee shall deliver to Landlord, as collateral for the full and faithful performance by Assignee of all of its obligations under the Lease, an irrevocable and unconditional negotiable letter of credit (the “Letter of Credit”), substantially in the form attached as Exhibit A hereto and made a part hereof, and containing the terms required herein, payable in the County of Los Angeles, California, running in favor of Landlord, issued by a solvent bank reasonably approved by Landlord under the supervision of the Superintendent of Banks of the State of California, or a National Banking Association, in the amount of $1,000,000.00 (the “LC Amount”). The Letter of Credit shall be:

a) at sight and irrevocable;

b) maintained in effect for the entire period from the date of execution of this Assignment Agreement through the date (“Lease Expiration Date”) which is sixty (60) days following the expiration of the term of the Lease, provide that the expiration date thereof shall be no earlier than the Lease Expiration Date or provide for automatic renewal thereof at least through the Lease Expiration Date, unless the issuing bank provides at least sixty (60) days prior written notice to Landlord of such non-renewal by certified mail, return receipt requested at the address set forth on the form of Letter of Credit attached as Exhibit A, and Assignee shall deliver a new Letter of Credit to Landlord at least sixty (60) days prior to the expiration of the Letter of Credit without any action whatsoever on the part of Landlord;

c) subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Publication #500; and

d) fully assignable by Landlord in connection with any number of transfers of Landlord’s interest in the Lease (with Assignee bearing any fees, costs or expenses in connection with any such transfer), and permit partial draws.

In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Landlord, in Landlord’s reasonable discretion, and shall provide, among other things, in effect that:

i) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) written statement that Landlord is entitled to make such drawing under the Lease, it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity);

ii) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Assignee disputes the content of such statement; and

iii) in the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Assignee from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord.

If, as a result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the LC Amount, Assignee shall, within five (5) business days thereafter, provide Landlord with an additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount of the LC Amount) and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 6, and if Assignee fails to comply with the foregoing, the same shall constitute an uncurable default by Assignee.

Assignee further covenants and warrants that it will neither assign nor encumber the Letter of Credit, or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Lease Expiration Date, Landlord will accept a renewal letter of credit or substitute letter of credit (such renewal or substitute letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the Lease Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Assignee fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Section 6, Landlord shall have the right to present the Letter of Credit to the issuing bank in accordance with the terms of this Section 6, and the entire sum evidenced thereby shall be paid to and held by Landlord as cash (the “Cash Collateral”) to be held as collateral for performance of all of Assignee’s obligations under the Lease and for all losses and damages Landlord may suffer as a result of any default by Assignee under the Lease pending Assignee’s delivery to Landlord of the required replacement letter of credit in the LC Amount and otherwise complying with all of the provisions of this Section 6. Upon delivery of such replacement letter of credit, any Cash Collateral held by Landlord shall be returned to Assignee. Landlord shall have the right to hold Cash Collateral in a deposit account in the name of Landlord and commingle the Cash Collateral with its general assets and Assignee hereby grants Landlord a security interest in the Cash Collateral. Assignee shall not be entitled to any interest earned on the Cash Collateral.

One Westwood / L’ctat Francais / ST / July 24, 2007

ASSIGNMENT, ASSUMPTION AND CONSENT (continued)

If there shall occur a default under the Lease beyond any applicable grace period, Landlord may, but without obligation to do so, draw upon the Letter of Credit and/or utilize the Cash Collateral, in part or in whole, to cure any default of Assignee and/or to compensate Landlord for any and all damages of any kind or nature sustained or which may be sustained by Landlord resulting from Assignee’s default. Assignee agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Assignee and Landlord as to Landlord’s right to draw from the Letter of Credit. No condition or term of the Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.

Landlord and Assignee acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or Cash Collateral be:

a) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7;

b) subject to the terms of such Section 1950.7; or

c) intended to serve as a “security deposit” within the meaning of such Section 1950.7.

The parties hereto:

i) recite that the Letter of Credit and/or Cash Collateral, as the case may be, is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rales and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto; and

ii) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

Notwithstanding any contrary provision of this Section 6 and subject to the conditions set forth in the last sentence of this paragraph, the LC Amount shall automatically decrease to $850,000.00 as of August 1, 2008, and to $400,000.00 as of August 1, 2009. There shall be no further reductions of the LC Amount thereafter. Notwithstanding the foregoing, the LC Amount shall be decreased only if (a) there does not then exist a material default or breach by Assignee of its obligations or liabilities under the Lease which continues after the expiration of any applicable cure period, and (b) neither the Lease nor Assignee’s right to possession of the Premises has been terminated due to a material default or breach by Assignee of its obligations or liabilities under the Lease which continues after the expiration of any applicable cure period.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

One Westwood / L’etat Francais / ST / July 24, 2007

ASSIGNMENT, ASSUMPTION AND CONSENT (continued)

IN WITNESS WHEREOF, the parties hereto have affixed their signatures the date herein below.

ASSIGNOR:		ASSIGNEE:

L’ETAT FRANCAIS, as represented by the Consulate General of France, Los Angeles, California		COUGAR BIOTECHNOLOGY, INC., a Delaware corporation

By:	/s/ A Larrieu	By:	/s/ Charles R. Eyler
Name:	A Larrieu	Name:	Charles R. Eyler
Title:	Consul General

Dated:		Dated:

Notice Address:		Notice Address:

[ASSIGNOR TO PROVIDE]		10990 Wilshire Boulevard, Suite 1200 Los Angeles, California 90024

ACKNOWLEDGED AND CONSENTED TO:

LANDLORD:

DOUGLAS EMMETT 1997, LLC, a Delaware limited liability company

By:	Douglas Emmett Management, LLC, a Delaware limited liability company, its Agent

	By:	Douglas Emmett Management, Inc., a Delaware corporation,” its

		By:	[Handwriting]
Michael J. Means, Senior Vice President
Dated:		[Handwriting]

Notice Address:

808 Wilshire Boulevard, Suite 200

Santa Monica, California 90401

One Westwood / L’ctat Francais / ST / July 24, 2007